UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

357 Main Street
Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On November 19, 2013, Visant Corporation (“Visant”) and its subsidiary, Jostens, Inc. (“Jostens”), entered into a Stock Purchase Agreement with American Achievement Group Holding Corp., (“American Achievement”), each holder of outstanding equity interests of American Achievement, and American Achievement Holdings LLC, in its capacity as Sellers’ Representative (the “Stock Purchase Agreement”), providing for the purchase by Jostens of all of the outstanding equity interests of American Achievement. Visant has guaranteed the payment and full performance of all obligations of Jostens under the Stock Purchase Agreement.

Pursuant to the Stock Purchase Agreement, at closing Jostens will acquire all of the outstanding equity interests in American Achievement for a total transaction value of $486 million, including the repayment of approximately $385 million of indebtedness and related breakage costs and the satisfaction of transaction fees and expenses and amounts earned on a change in control by American Achievement management. At closing the holders of American Achievement’s common stock, common stock warrants and preferred stock (collectively, the “Equity”) will receive payment in kind discount notes from Visant that will be payable to the holders of the Equity upon the later of the date that is 15 months from the closing under the Stock Purchase Agreement or December 22, 2015.

The Stock Purchase Agreement contains customary representations, warranties and covenants, and indemnification, escrow and termination provisions. The transaction, which is expected to close not later than the second quarter of 2014, is subject to customary closing conditions, including regulatory review. The Stock Purchase Agreement is subject to termination if the purchase of American Achievement is not completed by May 19, 2014.

The foregoing description of the Stock Purchase Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Debt Financing Commitment

Concurrently, and in connection with entering into the Stock Purchase Agreement, Visant and its parent company, Visant Secondary Holdings Corp., entered into a debt commitment letter (the “Debt Commitment Letter”) with Credit Suisse Securities (USA) LLC (“CSSUSA”) and Credit Suisse AG, Cayman Islands Branch (“CS”) pursuant to which, subject to the conditions set forth therein, CS has committed to provide Visant financing for the transactions under the Stock Purchase Agreement, which will include: (i) up to a $260.0 million senior secured term loan facility (the “Senior Secured Term Loan Facility”), either as an incremental facility pursuant to Visant’s existing senior secured credit facilities or under a new, stand-alone credit agreement, maturing on March 23, 2017; and (ii) up to $100.0 million in aggregate principal amount of senior unsecured notes issued by Visant in a private placement (the “Mirror Notes”) on terms substantially consistent with Visant’s 10.00% senior notes due 2017 (the “Existing Senior Notes”), provided that if all or any portion of the contemplated Mirror Notes are not issued by Visant prior to the closing of the transaction, the financing shall also include up to $100.0 million of senior unsecured fixed rate loans maturing on October 1, 2017 (the “Senior Unsecured Bridge Loans”) under a senior unsecured credit facility (the “Bridge Facility”), in each case, plus an amount sufficient to fund any OID or upfront fees required to be funded in respect thereof on the closing date. In any event, the combined aggregate amount of gross proceeds from the Mirror Notes and the Senior Unsecured Bridge Loans shall not exceed $100.0 million. Visant may in its sole discretion agree to reduce any commitment with respect to the Bridge Facility.

At any time after the one year anniversary of the closing date, the Senior Unsecured Bridge Loans may be exchanged in whole or in part for senior unsecured exchange notes, in equal principal amount, as additional Existing Senior Notes under the indenture governing the Existing Senior Notes.

The obligations under the Senior Secured Term Loan Facility and the Bridge Facility will be guaranteed by Visant Secondary Holdings Corp. and the subsidiaries of Visant that are guarantors under Visant’s existing senior secured credit facilities and the Existing Senior Notes, respectively. The Senior Secured Term Loan Facility will be secured on the same basis as the security interests pursuant to Visant’s existing senior secured credit facilities.

The obligation of CS to provide debt financing under the Debt Commitment Letter is subject to customary closing conditions for transactions of this type. The final termination date for the Debt Commitment Letter is the same as the termination date under the Stock Purchase Agreement, which is discussed above.

CSSUSA will act as sole lead arranger and bookrunner and will perform duties customarily associated with such roles for which it will receive customary fees. CS and CSSUSA are affiliates of one of our equity sponsors. In addition, KKR Capital Markets LLC, an affiliate of one of our equity sponsors, assisted in placing the financing, for which it will receive a customary fee. CS, CSSUSA, KKR Capital Markets LLC and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Visant or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Debt Commitment Letter is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Debt Commitment Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

2.1	Stock Purchase Agreement, dated as of November 19, 2013, by and among Jostens, Inc., American Achievement Group Holding Corp., Visant Corporation, each holder of outstanding equity interests of American Achievement Group Holding Corp., and American Achievement Holdings LLC, in its capacity as Sellers’ Representative.

10.1	Commitment Letter, dated November 19, 2013, by and among Credit Suisse Securities (USA) LLC, Credit Suisse AG, Cayman Islands Branch, Visant Secondary Holdings Corp. and Visant Corporation.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This report contains “forward-looking statements”, including, without limitation, statements concerning expectations regarding the proposed transaction, including estimated synergies, operations, performance and financial condition. Forward-looking statements are not historical facts, but rather predictions and generally can be identified by use of statements that include such words as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions that are intended to identify forward-looking statements and information. These forward-looking statements are based on estimates and assumptions by management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. Actual results may differ materially from current expectations depending upon a number of factors affecting the businesses and risks associated with the successful execution and integration of the proposed transaction and the performance of the combined business following such transaction. These factors include, without limitation, successful completion of the proposed transaction in the time period anticipated or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, the ability to implement plans for integration and the ability to realize the anticipated synergies resulting from the proposed transaction and the costs related to achieving such synergies, the receipt of regulatory approvals, and those identified under “Risk Factors” in Visant’s Annual Report on Form 10-K for the year ended December 29, 2012, in addition to those discussed in Visant’s quarterly reports on Form 10-Q.

We caution you not to place undue reliance on these forward-looking statements, and any such forward-looking statements are qualified in their entirety by reference to the cautionary statements. All forward-looking statements speak only as of the date they are made, are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements in light of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: November 20, 2013	/s/ Paul B. Carousso
Paul B. Carousso
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Stock Purchase Agreement, dated as of November 19, 2013, by and among Jostens, Inc., American Achievement Group Holding Corp., Visant Corporation, each holder of outstanding equity interests of American Achievement Group Holding Corp., and American Achievement Holdings LLC, in its capacity as Sellers’ Representative.

10.1	Commitment Letter, dated November 19, 2013, by and among Credit Suisse Securities (USA) LLC, Credit Suisse AG, Cayman Islands Branch, Visant Secondary Holdings Corp. and Visant Corporation.